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                                                                    EXHIBIT 12.1



              SIMONDS INDUSTRIES INC. AND CONSOLIDATED SUBSIDIARIES
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Amount in thousands, except ratios)



                                      -----------------    ----------------------------------------
                                         PREDECESSOR                        COMPANY
                                      -----------------    ----------------------------------------
                                       Year    5 Months    7 Months            YEAR ENDED
                                      Ended      Ended       Ended     ----------------------------
                                       1994     5/26/95    12/30/95     1996       1997       1998
                                      ------   --------    --------    ------     ------     ------

Earnings:
  Pre-tax income from continuing
    operations                         8,528     (3,602)     4,731      7,054      8,752      2,321
Add fixed charges:
  Interest on indebtedness             1,623        650      2,880      4,399      4,963      7,900
  Portion of rents representative
    of the interest factor               204         92        113        203        213        275
                                      ------     ------      -----     ------     ------     ------

Income as adjusted                    10,355     (2,860)     7,724     11,656     13,928     10,496

Fixed charges:
  Interest on indebtedness             1,623        650      2,880      4,399      4,963      7,900
  Capitalized interest
  Portion of rents representative
    of the interest factor               204         92        113        203        213        275
                                      ------     ------      -----     ------     ------     ------

Total Fixed Charges                    1,827        742      2,993      4,602      5,176      8,175

Ratio of earning to fixed charges        5.7                   2.6        2.5        2.7        1.3
                                      ======     ======      =====     ======     ======     ======
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